QuickLinks -- Click here to rapidly navigate through this document

Exhibit 2.1

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

        THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made as of the 7th day of February, 2003, by and among SUN MACKIE, LLC, a Delaware limited liability company, MACKIE DESIGNS INC., a Washington corporation, GREGORY MACKIE, on behalf of himself and as sole trustee of the Clair Mackie Irrevocable Trust, the Nathalia Mackie Irrevocable Trust, the Christine Radke Irrevocable Trust, and the Kathleen Staples Irrevocable Trust, and C. MARCUS SORENSON and JUDITH B. SORENSON, as co-trustees of the Children of Mathew Adam Sorenson Irrevocable Trust, the Children of Karen Marie Lopez Irrevocable Trust, the Children of Kimberly Kaye Parker Irrevocable Trust, the Mathew Adam Sorenson Irrevocable Trust, the Karen Marie Lopez Irrevocable Trust, the Kimberly Kaye Parker Irrevocable Trust, and the Sorenson Family Trust. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Original Agreement.

        WHEREAS, the parties hereto are parties to that certain Stock Purchase Agreement (the "Original Agreement"), dated as of January 16, 2003, pursuant to which the Purchaser has agreed to purchase certain shares of the Company's Common Stock from the Company, the Mackie Sellers and the Sorenson Sellers; and

        WHEREAS, the parties hereto now desire to make certain changes to the provisions of the Original Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

        1.    Termination Date.    The reference to February 7, 2003 in Section 9.1 of the Original Agreement is hereby changed to February 14, 2003.

        2.    Termination by Purchaser.    The reference to February 7, 2003 in Section 9.2 of the Original Agreement is hereby changed to February 14, 2003.

        3.    Original Agreement.    The Original Agreement, as amended pursuant to the terms of this Amendment, shall continue in full force and effect after the date of this Amendment.

*        *        *        *        *

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SUN MACKIE, LLC
By:	/s/ JASON H. NEIMARK Name: Jason H. Neimark Its: Vice President
MACKIE DESIGNS INC.
By:	/s/ GREGORY RIKER Name: Gregory Riker Its: Chairman of the Board
GREGORY C. MACKIE, individually
/s/ GREGORY C. MACKIE
CLAIR MACKIE IRREVOCABLE TRUST
By:	/s/ GREGORY C. MACKIE Name: Gregory C. Mackie Its: Trustee
NATHALIA MACKIE IRREVOCABLE TRUST
By:	/s/ GREGORY C. MACKIE Name: Gregory C. Mackie Its: Trustee
KATHLEEN STAPLES IRREVOCABLE TRUST
By:	/s/ GREGORY C. MACKIE Name: Gregory C. Mackie Its: Trustee
CHRISTINE RADKE IRREVOCABLE TRUST
By:	/s/ GREGORY C. MACKIE Name: Gregory C. Mackie Its: Trustee

CHILDREN OF MATHEW ADAM SORENSON IRREVOCABLE TRUST
By:	/s/ C. MARCUS SORENSON Name: C. Marcus Sorenson Its: Trustee
By:	/s/ JUDITH B. SORENSON Name: Judith B. Sorenson Its: Trustee
CHILDREN OF KAREN MARIE LOPEZ IRREVOCABLE TRUST
By:	/s/ C. MARCUS SORENSON Name: C. Marcus Sorenson Its: Trustee
By:	/s/ JUDITH B. SORENSON Name: Judith B. Sorenson Its: Trustee
CHILDREN OF KIMBERLY KAYE PARKER IRREVOCABLE TRUST
By:	/s/ C. MARCUS SORENSON Name: C. Marcus Sorenson Its: Trustee
By:	/s/ JUDITH B. SORENSON Name: Judith B. Sorenson Its: Trustee
MATHEW ADAM SORENSON IRREVOCABLE TRUST
By:	/s/ C. MARCUS SORENSON Name: C. Marcus Sorenson Its: Trustee
By:	/s/ JUDITH B. SORENSON Name: Judith B. Sorenson Its: Trustee

KAREN MARIE LOPEZ IRREVOCABLE TRUST
By:	/s/ C. MARCUS SORENSON Name: C. Marcus Sorenson Its: Trustee
By:	/s/ JUDITH B. SORENSON Name: Judith B. Sorenson Its: Trustee
KIMBERLY KAYE PARKER IRREVOCABLE TRUST
By:	/s/ C. MARCUS SORENSON Name: C. Marcus Sorenson Its: Trustee
By:	/s/ JUDITH B. SORENSON Name: Judith B. Sorenson Its: Trustee
SORENSON FAMILY TRUST
By:	/s/ C. MARCUS SORENSON Name: C. Marcus Sorenson Its: Trustee
By:	/s/ JUDITH B. SORENSON Name: Judith B. Sorenson Its: Trustee

QuickLinks

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT